Exhibit 3.135

ARTICLES OF MERGER

merging

CENTRAL VIRGINIA HOSPITAL, LLC

(a Delaware limited liability company)

into

HCA HEALTH SERVICES OF VIRGINIA, INC.

(a Virginia corporation)

1.	The Plan of Merger (the “Plan”), attached hereto as Exhibit A to and made a part of these Articles of Merger, provides for the merger (the “Merger”) of Central Virginia Hospital, LLC, a Delaware limited liability company, and HCA Health Services of Virginia, Inc., a Virginia corporation. The sole member of Central Virginia Hospital, LLC and the Board of Directors of HCA Health Services of Virginia, Inc. adopted the Plan and recommended its approval to the sole member of Central Virginia Hospital, LLC and to the sole shareholder of HCA Health Services of Virginia, Inc.

2.	Subsequent to the adoption of the Plan:

(a)	The Plan was approved by the sole member of Central Virginia Hospital, LLC as of the 14th day of December, 2001, in the manner provided by the Delaware Limited Liability Company Act. All of the membership units entitled to vote did vote. All of the membership units voted in favor of the Plan. The percentage of the vote cast for the Plan was sufficient for its approval.

(b)	The Plan was adopted by the consent of the sole shareholder of HCA Health Services of Virginia, Inc.

3.	The surviving entity shall be HCA Health Services of Virginia, Inc.

The undersigned hereby execute the above Articles of Merger as of the 14th day of December, 2001. Pursuant to the Plan, these Articles of Merger become effective January 1, 2002.

CENTRAL VIRGINIA HOSPITAL, LLC a Delaware limited liability company

By	/s/ Marilyn B. Tavenner
Name:	Marilyn B. Tavenner
Title:	Vice President

HCA HEALTH SERVICES OF VIRGINIA, INC a Virginia Corporation

By	/s/ Marilyn B. Tavenner
Name:	Marilyn B. Tavenner
Title:	Vice President

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

                AT RICHMOND,

                August 4, 1981

The accompanying articles having been delivered to the State Corporation Commission on behalf of

HCA Health Services of Virginia, Inc.

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF INCORPORATION be issued, and that this order, together with the articles, be admitted to record in the office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By	/s/ Thomas P. Harwood
Commissioner